Exhibit 10.24

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (this “Agreement”) made as of this 5 day of November 2018 (the “Effective Date”), by and between TODD A. CORRELL, with an address located at c/o Broadsmart Florida, Inc., 1314 E. Las Olas Blvd. Suite 1044, Fort Lauderdale, FL 33301 (“Correll”), THOMAS J. THARRINGTON, with an address located at c/o Broadsmart Florida, Inc., 1314 E. Las Olas Blvd. Suite 1044, Fort Lauderdale, FL 33301 (“Tharrington” and together with Correll, “Seller”), and Broadsmart Florida, Inc., a corporation organized under the laws of the State of Florida with its principal address located at 1314 E. Las Olas Blvd. Suite 1044, Fort Lauderdale, FL 33301 (the “Company”), on one side, and NEXXIS INC., with an address located at 48 South Service Road, Melville, NY 11747 (“Buyer”), on the other side.

W I T N E S S E T H:

WHEREAS, Seller is the holder of an aggregate of 100 shares of common stock (collectively, the “Shares”) of Broadsmart;

WHEREAS, the Shares represent one hundred percent (100%) of the issued and outstanding shares of common stock of the Company;

WHEREAS, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Shares upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual covenants and promises herein contained and upon the terms and conditions hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

1.       PURCHASE AND SALE OF THE SHARES. Upon the terms and conditions herein contained, on the Closing Date (as hereinafter defined), Seller agrees to sell to Buyer the Shares and Buyer agrees to purchase the Shares from Seller.

1.1       Purchase Price. The purchase price (collectively, the “Purchase Price”) to be paid to Seller by Buyer for the purchase of the Shares shall be:

(a)       A cash payment of $12,500 (the “Cash Purchase Price”) on the Closing Date by wire transfer of immediately available funds to accounts identified by Seller to Buyer in equal amounts for Correll and Tharrington; and

(b)       Fifteen percent (15%) of the customer billing of the Company, not including any taxes billed on client invoices, to be paid on a monthly basis following the Closing Date during the respective terms of each of the Company’s customer agreements for existing services provided the Company to its customers (the “Profit-Sharing Purchase Price”); provided, however, that in the event there is no customer agreement the Profit-Sharing Purchase Price shall be paid for no more than five (5) years. The Profit-Sharing Purchase Price shall be paid by wire transfer of immediately available funds to accounts identified by Seller to Buyer in equal amounts for Correll and Tharrington.

(c)       Adjustments to Purchase Price Buyer will be entitled to offset any losses relating to breaches of the representations, warranties and agreements of Seller contained herein. The initial payment may be trued-up and adjusted based on the initial first month of billing, as represented in Exhibit A attached hereto.

1.2       Intentionally Left Blank.

2.       Intentionally Left Blank.

3.       CLOSING.

3.1       Time of Closing. The sale and purchase of the Shares (the “Closing”) shall take place on or before November 5, 2018 (the “Closing Date”), unless extended by mutual consent of the parties. On the Closing Date, Seller shall deliver certificate(s) representing the Shares in the name of the Buyer (the “Certificate”). Upon receipt of the Certificate, the Buyer shall pay the Cash Purchase Price to the Seller by wire transfer on the Closing Date.

3.2       Closing Deliverables. Seller shall deliver to Buyer within 30 days of the Closing Date those certain closing deliverables as set forth on Exhibit B attached hereto.

4.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER AND COMPANY. Seller and Company hereby represent and warrant to Buyer:

4.1       That Seller is the sole beneficial owner of the Shares.

4.2       The Shares sold hereunder have been duly authorized by the appropriate corporate action of the Company.

4.3       Seller shall transfer title, in and to the Shares to Buyer free and clear of all liens, security interests, pledges, encumbrances, charges, restrictions, demands and claims, of any kind and nature whatsoever, whether direct or indirect or contingent.

4.4       Broker’ or Finders’ Fees. No agent, broker, person or firm acting on behalf of Seller is, or will be, entitled to any commission or brokers’ or finders’ fees from any party in connection with any of the transactions contemplated by this Agreement.

4.5       This Agreement has been duly authorized, executed and delivered by or on behalf of Seller and, assuming due authorization, execution and delivery by the Seller, constitute the valid and legally binding agreements of Seller, enforceable against Seller in accordance with its terms.

4.6       Organization. The Company is a corporation duly organized and validly existing under the laws of the state of Florida, with full power and authority to own and operate the Company. The Company is duly qualified and in good standing and is authorized to do business in those jurisdictions in which it operates and such jurisdictions are the only jurisdictions in which such qualification or authorization is required as a result of the operations of the Company, and there has not been any claim by any other jurisdiction to the effect that the Company is required to qualify or otherwise be authorized to do business therein. Schedule 4.6 attached hereto lists each person that owns any equity ownership interest in the Company, and accurately describes such person’s capital stock or equity ownership interest in the Company.

4.7       Contracts. Schedule 4.7 lists all Contracts (oral or written) which relate to or impact the Company or the purchased Shares, or to which the Company is a party (in its own name or as successor in interest to any predecessor), including, without limitation, any: (a) employment, management, consulting, independent contractor or similar Contract; (b) Contract with any labor or trade union or association; (c) bonus, pension, profit-sharing, retirement, stock purchase, phantom stock, hospitalization, insurance or deferred compensation Contract or any other Contract providing for or related to employee benefits of any kind; (d) Contract with respect to the lease of property, whether real, personal or mixed, whether as lessor or lessee; (e) Contract for the future purchase or disposition of materials, assets, supplies, equipment or services; (f) Contract evidencing or relating to any Indebtedness or creating any Liability or any Lien on any Company asset or the Company; (g) Contract with respect to any Proprietary Rights; (h) Contract not to compete in any line of business or in any geographic area or otherwise restricting Company’s ability to compete or engage in any type of business or other activity; (i) Contract for capital expenditures; (j) Contract relating to the acquisition of any business or assets or relating to the sale or disposition of any business or any assets (excluding the purchase and sale of assets in the ordinary course of business); (k) Contract evidencing ownership or other interest in real property or any Contract for the purchase or sale of any interest in real property; (l) Contract of any kind involving an amount in excess of Ten Thousand Dollars ($10,000); (m) consignment, distributor, dealer, manufacturer’s representative, sales agency, advertising representative or advertising or public relations Contract; and (n) any other material Contract or any Contract not made in the ordinary course of the business.

4.8       Financial Statements. Seller has delivered to Buyer the financial statements and information described on Schedule 4.8-A (collectively, the “Financial Statements”). The Financial Statements: (i) are complete, accurate and not misleading with respect to the Company; (ii) accurately and fairly present the financial position, results of operation of the Company as of the dates of such Financial Statements; and (iii) are prepared in accordance with U.S. Generally Accepted Accounting Principles. Except as set forth on Schedule 4.8-B, Company has no Liability, Indebtedness or obligation, absolute or contingent (individually or in the aggregate), except Liabilities, Indebtedness and obligations: (i) accurately disclosed in the Financial Statements; or (ii) both (A) incurred in the ordinary course of business, consistent with past practice, and (B) not individually in excess of Ten Thousand Dollars ($10,000) or in the aggregate in excess of Fifty Thousand Dollars ($50,000). For purposes of this Agreement, the term “Indebtedness” shall mean: (a) all Liabilities (whether for interest, principal, fees, prepayment or other penalties or otherwise) for borrowed money or indebtedness, or issued in substitution or exchange for indebtedness or borrowed money, (b) all Liabilities evidenced by a promissory note, bond, debenture, other debt security or any similar obligation, (c) any lease payments under capital leases for which a person is liable, contingently or otherwise, and any obligation, contingent or otherwise, for any deferred purchase price, and (d) all guarantees (including, without limitation, guarantees in the form of an agreement to repurchase or reimburse), endorsements and other contingent Liabilities with respect to any indebtedness or Liabilities described above; in each case, whether or not the same is or should be reflected in a person’s financial statements.

4.9       Litigation; Compliance with Laws. There are no (and have not in the past three (3) years been any) pending actions, suits, claims or proceedings pending before any federal, state, local or foreign court, governmental department, agency, regulatory authority, body, arbitrator, mediator or any other similar authority (the “Governmental Authority”) to which the Company is a party and which relates to the Company or the purchased Shares, or which could otherwise reasonably been expected to result in a MAC if adversely decided, and to Seller’s Knowledge, no such action, suit, claim or proceeding is threatened. The Company is not subject to any unsatisfied judgment or award, order, writ, injunction or decree of any Governmental Authority. The Company is not in violation of and has not in the past violated any Law or Authorization, and the Company and its products comply with and have all times in the past complied with all Laws and Authorizations. Company has received no notification or allegation from any person or Governmental Authority alleging or suggesting a violation by Company or the Company of any Law. Schedule 4.9 lists all notices and correspondence related to the Company that were received by Company from any Governmental Authority within the last three (3) years.

4.10       Taxes. (a) The Company has filed all returns, declarations, reports and statements required to be filed or sent by it prior to the Closing Date relating to all federal, state, local and foreign taxes (“Taxes”), including, without limitation, income, property, sales, use, franchise, added value, Employees’ income withholding and social security taxes (collectively, the “Returns”); (b) all Returns were and are complete and correct in all respects, and prepared and filed in accordance with applicable Law; (c) Company has timely paid all Taxes shown as due and payable on the Returns or otherwise due from Company, together with any interest, penalties, assessments or deficiencies related thereto; (d) there are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction as of the Effective Date, and the officers of the Company know of no basis for any such claim; and (e) none of the Company’s tax returns is presently being audited by any taxing authority. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. All monies required to be withheld by the Company from its Employees for income taxes, social security and other payroll taxes have been collected or withheld and either paid to the appropriate governmental agencies, set aside in accounts for such purpose or accrued, reserved against and entered upon the books of the Company.

4.10       Insurance. Schedule 4.10 lists and describes (including, without limitation, the nature of coverage, limits, deductibles, premiums and the loss experience with respect to each type of coverage) all policies of insurance maintained by the Company with respect to product recalls and product liability claims related to Company (the “Insurance Policies”). Such Insurance Policies are valid, outstanding and enforceable in accordance with their terms and all premiums due thereon have been paid. Schedule 4.10 sets forth a summary of information pertaining to all claims made by the Company at any time within the past three (3) years under any Insurance Policy, and all claims which are currently pending under any Insurance Policy. Except as set forth on Schedule 4.10, all of such claims have been satisfied or are being defended by an insurance carrier.

4.11       Confidentiality.

(a)       Seller hereby agrees that it shall: (i) treat all Confidential Information in a confidential manner; (ii) take all precautions with the Confidential Information that it takes with its own confidential information, which, at a minimum, shall be taking all steps reasonably necessary to insure the maintenance of confidentiality; (iii) not use any of the Confidential Information for its own or a third party’s benefit; (iv) keep strictly confidential the terms of this Agreement and the related documents and (v) not communicate or disclose, orally or in writing, any of the Confidential Information to any person, either directly or indirectly, under any circumstances without the prior written consent of Buyer. As used in this Agreement, the term “Confidential Information” shall mean all information, data, studies, forecasts, compilations, reports, interpretations, records, statements, documents, notes, intellectual property, processes, ideas, techniques, methods, products, services, research, development, distribution, purchasing, marketing, selling, customers, suppliers or trade secrets (whether oral, written or electronic) related to Buyer, the Company, or the purchased Shares. Additionally, all information which Seller has a reasonable basis to believe to be Confidential Information, or which Seller has a reasonable basis to believe Buyer treats as Confidential Information, shall be deemed to be Confidential Information. Notwithstanding the foregoing, information shall not be deemed to be Confidential Information if it is generally known and publicly available, without the fault of Seller. Notwithstanding the foregoing, Seller may use Confidential Information to the extent necessary to create financial statements for the pre-Closing periods, distribute such financial information to Seller’s directors, officer, stockholders, and professional advisors, and complete and file any tax returns that require the use of such Confidential Information.

(b) Seller hereby acknowledges that a violation of the confidentiality provisions in this section of the Agreement would result in irreparable harm to Buyer, and that damages would be an inadequate remedy. Seller, therefore, agrees that in addition to all remedies at law, the Buyer shall be entitled to equitable relief, including, but not limited to, the right to obtain an injunction to secure the specific performance of the confidentiality provisions in this section of the Agreement and/or to prevent a breach or contemplated breach of the confidentiality provisions in this section of the Agreement, without any requirement that Buyer post a bond as a condition of such relief.

4.12       Intellectual Property. Schedule 4.12 contains a complete and accurate list of: (a) all Proprietary Rights owned or used by the Company; and (b) all licenses and other rights granted by the Company to any third party with respect to any Proprietary Rights, and all licenses and rights granted by any third party to the Company with respect to any Proprietary Rights. The Company owns or has the right to use pursuant to a valid and enforceable license all Proprietary Rights. The Company has taken all necessary actions to maintain and protect the Proprietary Rights which it owns or uses. Seller has no Knowledge that the owners of any Proprietary Rights licensed to the Company have not taken all necessary actions to maintain and protect the Proprietary Rights which are subject to such licenses. The Company has not infringed any patents, trademarks, copyrights, other intellectual property, other proprietary rights or other similar items of any third party, and to the Knowledge of Seller, no third party has infringed any Proprietary Rights of the Company. There are no claims pending against the Company asserting the invalidity, misuse, unenforceability or ownership of any Proprietary Rights owned or used by the Company, and (to Seller’s Knowledge) no such claims are threatened. For purposes of this Agreement, the term “Proprietary Rights” shall mean all of the following: (a) patents, patent applications, patent disclosures and inventions (whether or not patentable and whether or not reduced to practice) and any reissues, continuations, continuations-in-part, revisions, extensions or reexaminations thereof; (b) trademarks, service marks, trade dress, trade names and corporate names and registrations, renewals and applications for registration thereof, together with all goodwill associated therewith; (c) copyrights and renewals and applications for registrations thereof; (d) computer software (including all databases, data, documentation and source code); (e) trade secrets and other confidential information; (f) applications and registrations for any of the foregoing; (g) any other proprietary rights or intellectual property rights; (h) copies and tangible embodiments thereof, in whatever form or medium; and (i) the right to sue and collect for past infringement, wrongful disclosure, or misappropriation of the foregoing.

4.13       Customers and Suppliers. Set forth on Schedule 4.13 is a list of the names and addresses of the Company’s top ten (10) customers and suppliers for the year-to-date and prior two (2) calendar years. There exists no actual or, to the Knowledge of Seller, threatened termination, cancellation or limitation of, or any significant modification or change in, the business relationship of the Company with any customer or supplier of the Company.

4.14       Permits and Licenses. The Company possesses all filings, permits, consents, authorizations, waivers, licenses, orders, franchises, certifications, approvals and similar items of all third parties, including, without limitation, all Governmental Authorities (collectively, the “Authorizations”), required for it to own its assets and carry on its operations as currently conducted. All such Authorizations are in full force and effect, and to Seller’s Knowledge, no suspension or cancellation of any of them is threatened. Seller has no Knowledge that any Authorization is likely to be cancelled or suspended or that any additional Authorizations are likely to be necessary to be obtained by the Company after the Closing. The Company is in compliance with all requirements, standards and procedures related to such Authorizations. The Company has no Authorizations other than its authority to do business in the State of New York.

4.15       Products Liability. There exists no pending or, to the Knowledge of Seller, threatened action, suit, inquiry, proceeding or investigation by any person or by or before any Governmental Authority relating to any product manufactured, distributed or sold by the Company, and alleged to have been defective or improperly designed or manufactured or in breach of any express or implied product warranty. Schedule 4.15 lists and describes in detail all actual or threatened actions, suits, inquiries, proceedings and investigations occurring at any time in the five (5) years preceding the Closing Date by any person or by or before any Governmental Authority relating to any product manufactured, distributed or sold by the Company, and alleged to have been defective or improperly designed or manufactured or in breach of any express or implied product warranty. Schedule 4.15 contains (a) a specimen copy of each form of written warranty covering products sold by the Company which has not yet expired; and (b) a summary of the warranty expense incurred by the Company during each of its last five (5) years. The Company has not made or granted any oral warranties of any kind.

4.16       Inventories; Accounts Receivable; Accounts Payable. The Inventory of the Company: (a) is in good, merchantable and useable condition; (b) is reflected in the books and records of the Company at cost on a first in first out basis; and (c) is of a quality and quantity useable in the ordinary course of the Company’s operations, consistent with past practice. The Inventory obsolescence, slow-moving or below standard quality policies of the Company are appropriate for the nature of the products sold and the marketing methods used by the Company, and the reserve for Inventory obsolescence, slow-moving and below standard quality taken into account in the preparation of the Financial Statements fairly reflects the amount of obsolete, slow-moving, below-standard quality and advanced shelf life Inventory, as of the respective dates of such Financial Statements. All of the Company’s accounts receivable are the result of bona fide purchase and sale transactions in the ordinary course of business consistent with past practice. As of the Effective Date there are no outstanding accounts payable owed by the Company.

4.17       No Material Changes. Since January 1, 2017, there has not been any change, event or condition suffered which has had or may have a material adverse effect on the Company, its assets, operations, or condition (financial or otherwise), properties, prospects, assets, liabilities or operations (a “MAC”).

4.18       Non-Competition; Non-Solicitation. Commencing on the date hereof and ending on the last day of the Restricted Period (as defined below), Seller covenants and agrees that it will not, without the Buyer’s prior written consent, directly or indirectly, either on behalf of itself or on behalf of any business venture, as an employee, consultant, partner, principal, stock holder, officer, director, trustee, agent, or otherwise (other than on behalf of the Buyer or its Affiliates):

(a)       be employed by, engage or participate in the ownership, management, operation or control of, or act in any advisory, expert, consulting or other capacity for, any entity or individual that competes with the business of the Company as of the date hereof in the United States;

(b)        solicit or divert any business or any customer from the Company or assist any person, firm, corporation or other entity in doing so or attempting to do so;

(c)        cause or seek to cause any person, firm or corporation to refrain from dealing or doing business with the Company or assist any person, firm, corporation or other entity in doing so; or

(d)        hire, solicit or divert from the Company any of their respective employees, consultants or agents who have, at any time during the immediately preceding one (1) year period from the date hereof or during the Restricted Period, been engaged by the Company, nor assist any person, firm, corporation or other entity in doing so.

As used in this Agreement, “Restricted Period” means the period commencing on the Closing Date and ending five (5) years from the Closing Date.

5.       REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF BUYER. Buyer hereby represents, warrants and acknowledges to Seller:

5.1       That this Agreement has been duly authorized, executed, and delivered by or on behalf of the Buyer and, assuming due authorization, execution and delivery by Seller, constitutes the valid and legally binding agreement of the Buyer, enforceable against the Buyer in accordance with its terms. The Buyer has all requisite authority to enter into and perform its obligations under this Agreement.

6.       POST-CLOSING COVENANTS.

6.1       Further Assurances. After the Closing, at the request of either party, the other party shall execute, acknowledge and deliver, without further consideration, all such further assignments, conveyances, endorsements, deeds, powers of attorney, consents and other documents and take such other action as may be reasonably requested to consummate the transactions contemplated by this Agreement.

6.2       Disclosure Supplements. Between the date of this Agreement and the Closing Date, the Company will promptly notify Buyer in writing (each, a “Disclosure Supplement”) if the Company becomes aware of any fact or condition that causes or constitutes a breach of any of the Company’s representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition; provided, however, that no such notice shall be deemed to be a modification of any representation or warranty. During the same period, the Company will promptly notify Buyer of the occurrence of any breach of any covenant of the Company in this Section 6.

6.3       Corporate Existence. So long as Buyer beneficially owns any shares of common stock of the Company, the Company shall maintain its corporate existence.

7.       INDEMNIFICATION.

7.1       Indemnification by Seller. Seller shall indemnify Buyer and its members, managers, shareholders, officers, directors, employees and agents (collectively, the “Buyer Indemnified Parties”) against and hold them harmless from:

(a) All Liability resulting from, arising out of or related to: (i) any inaccuracy in or breach of any representation, warranty or agreement of Seller contained in this Agreement, any schedule to this Agreement, or any related document, including, without limitation, any representation, warranty, agreement or covenant contained in Sections 4 or 6 of this Agreement, or (ii) any breach by Seller of any agreement or covenant of Seller contained in this Agreement, any schedule to this Agreement, or any related document;

(b) Any imposition upon any of the Buyer Indemnified Parties of any Liability related to the operation of the Company prior to the Closing;

7.2       Indemnification by Buyer. Buyer shall indemnify Seller and its members, managers, shareholders, directors, officers, employees, and agents against and hold them harmless from:

All Liability resulting from, arising out of or related to: (i) any inaccuracy in or breach of any representation or warranty of Buyer contained in this Agreement, any schedule to this Agreement, or any related document, including, without limitation, any representation or warranty contained in Section 5 of this Agreement, or (ii) any breach by Buyer of any agreement or covenant of Buyer contained in this Agreement, any schedule to this Agreement, or any related document; and

7.3       Duration of Indemnification Except as provided in Section 7.4, the indemnification obligations set forth in this Section 7 shall survive the Closing indefinitely.

MISCELLANEOUS

8.1       Binding Effect; Benefits. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors and permitted assigns. Except as otherwise set forth herein, this Agreement may not be assigned by any party hereto without the prior written consent of the other party hereto. Except as otherwise set forth herein, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.2       Notices. All notices, requests, demands and other communications which are required to be or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person, or upon receipt after dispatch by certified or registered first class mail, postage prepaid, return receipt requested, to the party to whom the same is so given or made, to the addresses initially provided above (or such others as shall be provided in writing hereinafter).

8.3       Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.

8.4       Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not be deemed to be a part of this Agreement or to affect the meaning or interpretation of this Agreement.

8.5       Counterparts. This Agreement may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

8.6       Governing Law. This Agreement shall be construed as to both validity and performance and enforced in accordance with and governed by the laws of the State of Florida, without giving effect to the conflicts of law principles thereof. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Florida or in the federal courts located in the State of Florida. Both parties and the individuals executing this Agreement agree to submit to the jurisdiction of such courts and waive trial by jury. In the event that any provision of this agreement or any related agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Agreement.

8.7       Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of the Agreement shall be valid and enforced to the fullest extent permitted by law.

8.8       Amendments. This Agreement may not be modified or changed except by an instrument or instruments in writing executed by the parties hereto.

8.9       Termination.

(a) This Agreement may, by notice given prior to or at the Closing, be terminated and the transactions contemplated herein may be abandoned:

(i) by Buyer or the Company if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived or cured within ten (10) days after written notice thereof; or

(ii) by the mutual written consent of Buyer and Seller.

(b) Each Party’s right of termination under Section 8(a) is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8(a), all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will the survive such termination unimpaired; provided, further, that this Section 8(b) shall survive any termination or expiration of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date first above written.

SELLER:

_/s/Todd A. Correll ____________

Todd A. Correll

_/s/Thomas J. Tharrington ______

Thomas J. Tharrington

COMPANY:

BROADSMART FLORIDA, INC.

By:_ _/s/Todd A. Correll______

Name: Todd A. Correll

Title: CEO

BUYER:

NEXXIS INC.

By:_ /s/Charles M. Piluso______

Name: Charles M. Piluso

Title: CEO

Exhibit A

Exhibit B

Closing Deliverables